EXHIBIT 32.2

In connection with the Quarterly Report of Nano Labs Corp. (the “Company”) on Form 10-Q for the period ending September 30, 2014 as filed with the Securities and Exchange Commission (the “Report”), Bernardo Camacho Chavarria, the Chief Financial Officer/Principal Accounting Officer and Director of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects the financial condition and results of the Company.

February 11, 2015	By:	/s/ Bernardo Camacho Chavarria
Bernardo Camacho Chavarria
Chief Financial Officer/Principal Accounting Officer Director